EXHIBIT 23.2

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                    Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Wachovia Corporation Stock Plan of our report dated January 13, 1994, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                              Ernst & Young

April 25, 1994